As filed with the Securities and Exchange Commission on May 7, 2015.

Registration No. 333-203296

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Fenix Parts, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	5010	46-4421625
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Westbrook Corporate Center, Suite 920

Westchester, Illinois 60154

(630) 480-6413

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kent Robertson

Chief Executive Officer

Fenix Parts, Inc.

One Westbrook Corporate Center, Suite 920

Westchester, Illinois 60154

(630) 480-6413

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Johnson and Colmar 2201 Waukegan Road, Suite 260 Bannockburn, Illinois 60015 (312) 922-1980 Attn: Craig P. Colmar Michael Bonn	Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 (312) 782-0600 Attn: Edward S. Best

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer	☐	Accelerated filer ☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Fenix Parts, Inc. is filing this Amendment No. 3 (this “Amendment”) to its Registration Statement on Form S-1 (Registration No. 333-203296) as an exhibit–only filing to file Exhibits 1.1, 4.1, 4.5, 5.1 and 23.2 and to amend and restate the list of exhibits set forth in Item 16 of Part II of the Registration Statement. No changes have been made to Part I or Part II of the Registration Statement other than this explanatory note as well as revised versions of the cover page and Item 16 of Part II of the Registration Statement. This Amendment does not contain a copy of the preliminary prospectus included in the Registration Statement, nor is it intended to amend or delete any part of the preliminary prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Fenix Parts, Inc. in connection with the sale and distribution of common stock being registered. All amounts are estimates except the SEC registration fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

SEC registration fee	$16,170
FINRA filing fee	21,373
Nasdaq Global Market listing fee	125,000
Blue Sky fees and expenses	5,000
Printing and engraving costs	300,000
Legal fees and expenses	250,000
Accounting fees and expenses	300,000
Transfer Agent and Registrar fees	6,750
Miscellaneous expenses	36,707

Total	1,061,000

* To be completed by amendment.

Item 14. Indemnification of Directors and Officers

The Registrant is governed by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “General Corporation Law”). Section 145 of the General Corporation Law (“Section 145”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 145 also provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Registrant will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Registrant or any predecessor of the Registrant, or serves or served at any other corporation, partnership, joint venture, trust or other enterprise as a director, officer, employee or agent at the request of the Registrant or any predecessor of the Registrant.

The Registrant’s Amended and Restated Bylaws provide for mandatory indemnification to the fullest extent permitted by General Corporation Law against all expenses (including attorney’s fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlements.

The Registrant’s Amended and Restated Certificate of Incorporation eliminates the liability of a director of the registrant to the fullest extent under applicable law. Pursuant to Section 102(b)(7) of the General Corporation Law, a corporation may eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) from any transaction from which the director derived an improper personal benefit.

The Registrant’s directors and executive officers are covered by insurance maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Registrant has entered into contracts with its directors and executive officers providing indemnification of such directors and executive officers by the Registrant to the fullest extent permitted by law, subject to certain limited exceptions.

The proposed form of underwriting agreement to be filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the underwriters of the Registrant and its officers and directors, and by the Registrant of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with this offering.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of the Registrant’s transactions within the last three years, involving sales of the Registrant’s securities that were not registered under the Securities Act:

(a)        On January 2, 2014, the Registrant issued and sold an aggregate of 900 shares of common stock to its five founders at a purchase price of $0.10 per share paid in cash. Such shares will undergo a 2,000-for-1 stock split immediately prior to the closing of this offering.

(b)        In March and April 2014, the Registrant issued and sold an aggregate of 201 shares of common stock to 13 persons, including three of its founders, at a purchase price of $10,000 per share paid in cash. Such shares will undergo a 2,000-for-1 stock split immediately prior to the closing of this offering.

(c)        Between September 2014 and April 20, 2015, the Registrant issued and sold an aggregate of 265.4615 shares of common stock to 37 persons, at a purchase price of $13,000 per share paid in cash. Such shares will undergo a 2,000-for-1 stock split immediately prior to the closing of this offering.

Except as indicated above, none of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the Registrant believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients in such transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients either received adequate information about the Registrant or had access, through their relationships with the Registrant, to such information.

Item 16. Exhibits and Financial Statement Schedules

(a)         Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement.

3.1†	Certificate of Incorporation of the Registrant.

3.2†	Amended and Restated Certificate of Incorporation of the Registrant.

3.3†	Bylaws of the Registrant.

3.4†	Proposed Amended and Restated Bylaws of the Registrant.

4.1	Form of the Registrant’s Common Stock Certificate.

4.2†	Certificate of Incorporation of Fenix Parts Canada, Inc.

4.3†	Form of Registration Rights Agreement among the stockholders of each US Founding Company (other than Standard Auto Wreckers, Inc.) and the Registrant.

4.4†	Form of Registration Rights Agreement among the Registrant, Goldy Metals Incorporated and Goldy Metals (Ottawa) Incorporated.

4.5	Registration Rights Agreement among the Registrant and the persons named therein.

5.1	Opinion of Johnson and Colmar.

10.1#†	Form of Indemnification Agreement between the Registrant and each of its directors and officers.

10.2#†	2014 Incentive Stock Plan.

10.3#†	Form of Option Agreement.

10.4#†	Offer Letter and noncompetition agreement dated November 3, 2014 with W. Kent Robertson, Chief Executive Officer of the Registrant.

10.5#†	Offer Letter and noncompetition agreement dated November 3, 2014 with Scott Pettit, Chief Financial Officer of the Registrant.

10.6#†	Form of Employment Agreement between Fenix Parts Canada, Inc., a subsidiary of the Registrant and David Gold, Executive Vice President of the Registrant. (See Exhibit C to Exhibit 10.15.)

10.7#†	Form of employment side letter between the Registrant and David Gold.

10.8†	Combination Agreement dated as of August 27, 2014 among the Registrant, Donald Beagell, Jr., Cynthia Howard, Gregory Beagell, Michael Colsten and Don’s Automotive Mall, Inc.

10.9†	Combination Agreement dated as of August 11, 2014 among the Registrant, Mark Eiss, John Eiss, Timothy Eiss and Eiss Brothers, Inc.

10.10†	Combination Agreement dated as of August 26, 2014 among the Registrant, Gary A. Beagell, Linda Beagell, Steve Barkwell and Gary’s U-Pull It, Inc.

10.11†	Combination Agreement dated as of August 14, 2014 among the Registrant, Brian Shell, Jason Finley, Adam Mervis, Mervis 2006, LLC, Michael Stanley and Green Oak Investments LLC dba GO Auto Recycling.

10.12†	Combination Agreement dated as of August 27, 2014 among the Registrant, Bonita Beagell, Cynthia Howard, Gregory Beagell, Randy Howard, Michael Colsten, Leatrice Colsten, Darcy Beagell, Jessica Phillips and Horseheads Automotive Recycling, Inc.

10.13†	Combination Agreement dated as of September 30, 2014 among the Registrant, Larry Brown, Stephen Brown and Jerry Brown, Ltd.

10.14†	Combination Agreement dated as of August 18, 2014 among the Registrant, John J. Brennan and Leesville Auto Wreckers, Inc.

10.15†	Combination Agreement dated as of September 24, 2014 among the Registrant, David A. Gold, Kenneth L. Gold, Goldy Metals Incorporated, Goldy Metals Holdings Inc. and Standard Auto Wreckers, Inc.

10.16†	Amended and Restated Combination Agreement dated as of November 10, 2014 among the Registrant, Fenix Parts Canada, Inc., David A. Gold, Kenneth L. Gold, Goldy Metals Incorporated, End of Life Vehicles Inc., Goldy Metals (Ottawa) Incorporated and 2434861 Ontario Inc.

10.17†	Form of Exchange Agreement between the Registrant and Fenix Parts Canada, Inc. (See Exhibit I to Exhibit 10.16.)

10.18†	Form of Voting and Exchange Trust Agreement among the Registrant, Fenix Parts Canada, Inc. and as Trustee. (See Exhibit A to Exhibit I to Exhibit 10.16.)

10.19†	Form of Lease Agreement between the Don’s Automotive Mall, Inc., a subsidiary of the Registrant, and D & B Holdings, LLC, for the Registrant’s facility located at 216 Colesville Road, Binghamton, New York. (See Exhibit I-1 to Exhibit 10.8.)

10.20†	Form of Lease Agreement between Gary’s U-Pull It, Inc., a subsidiary of the Registrant, and Beagell Properties, LLC for the Registrant’s facility located at 13 Barlow Road, Binghamton, New York. (See Exhibit G-2 to Exhibit 10.10.)

10.21†	Form of Lease Agreement between Green Oak Investments LLC dba GO Auto Recycling, a subsidiary of the Registrant, and New Kings LLC, 2014, for the Registrant’s facility located at 12270 New Kings Road, Jacksonville, Florida. (See Exhibit F to Exhibit 10.11.)

10.22†	Form of Lease Agreement between Fenix Parts Canada, Inc., a subsidiary of the Registrant, and Dalana Realty, Inc., for the Registrant’s facility located at 3800 Highland Avenue, Niagara Falls, New York. (See Exhibit A to Exhibit 10.15.)

10.23†	Form of Lease Agreement between Fenix Parts Canada, Inc., a subsidiary of the Registrant, and Goldy Metals (Ottawa) Incorporated, for the Registrant’s facility located at 5402 Old Richmond Road, Ottawa, Ontario. (See Exhibit H-2 to Exhibit 10.16).

10.24†	Form of Lease Agreement between Fenix Parts Canada, Inc., a subsidiary of the Registrant, and Standard Auto Wreckers (Cornwall), Inc. for the Registrant’s facility located at 4345 Northfield Road, Ottawa (Cornwall), Ontario. (See Exhibit H-1 to Exhibit 10.16.)

10.25†	Form of Lease Agreement between Don’s Automotive Mall, Inc., a subsidiary of the Registrant, and BBHC, LLC, for the Registrant’s facility located at 1245 Sleepy Hollow Road, Pennsburg, Pennsylvania. (See Exhibit I-2 to Exhibit 10.8.)

10.26†	Form of Lease Agreement between Fenix Parts Canada, Inc., a subsidiary of the Registrant, and Standard Auto Wreckers (Port Hope) Inc., for the Registrant’s facility located at 260 Peter Street, Port Hope, Ontario. (See Exhibit H-4 to Exhibit 10.16.)

10.27†	Form of Lease Agreement between Jerry Brown, Ltd., a subsidiary of the Registrant, and JBAP Properties, LLC, SBLB Properties, LLC and SBLB Properties II, LLC., for the Registrant’s facility located at 26 Lower Warren Street, Queensbury, New York. (See Exhibit G to Exhibit 10.13.)

10.28†	Form of Lease Agreement between the Registrant and Loki-Lot I, LLC, for the Registrant’s facility located at 391 E. Inman Avenue, Rahway, New Jersey. (See Exhibit G-2 to Exhibit 10.14.)

10.29†	Form of Lease Agreement between the Registrant and PPP Group, LLC, for the Registrant’s facility located at 63 Adele Street, Rahway, New Jersey. (See Exhibit G-4 to Exhibit 10.14.)

10.30†	Form of Lease Agreement between the Registrant and Loki-Lot II, LLC, for the Registrant’s facility located at 20 Leesville Avenue, Rahway (Avenel), New Jersey. (See Exhibit G-3 to Exhibit 10.14.)

10.31†	Form of Lease Agreement between the Registrant and Gin-Jac, Inc., for the Registrant’s facility located at 186 Leesville Avenue, Rahway (Avenel), New Jersey. (See Exhibit G-1 to Exhibit 10.14.)

10.32†	Form of Lease Agreement between Eiss Brothers, Inc., a subsidiary of the Registrant, and Mark Eiss, John Eiss and Tim Eiss, for the Registrant’s facility located at 28250 St. Rte. 37, Watertown, New York. (See Exhibit G to Exhibit 10.9.)

10.33†	Form of Lease Agreement between Gary’s U-Pull It, Inc., a subsidiary of the Registrant, and Beagell Properties, LLC, for the Registrant’s facility located at 230-246 Colesville Road, Binghamton, New York. (See Exhibit G-1 to Exhibit 10.10.)

10.34†	Form of Lease Agreement between Horseheads Automotive Recycling, Inc., a subsidiary of the Registrant, and Don’s Independent Salvage Company, LLC, for the Registrant’s facility located at 1592 Sears Road, Elmira, New York. (See Exhibit F to Exhibit 10.12.)

10.35†	Form of Lease Agreement between Fenix Parts Canada, Inc., a subsidiary of the Registrant, and Kenneth L. Gold and Goldy Metals Incorporated, for the Registrant’s facility located at 1216 Sewells Road, Scarborough, Ontario. (See Exhibit H-3 to Exhibit 10.16.)

10.36†	First Amendment dated as of March 4, 2015, to Combination Agreement dated as of August 27, 2014 among the Registrant, Donald Beagell, Jr., Cynthia Howard, Gregory Beagell, Michael Colsten and Don’s Automotive Mall, Inc.

10.37†	First Amendment dated as of March 5, 2015, to Combination Agreement dated as of August 11, 2014 among the Registrant, Mark Eiss, John Eiss, Timothy Eiss and Eiss Brothers, Inc.

10.38†	First Amendment dated as of March 6, 2015, to Combination Agreement dated as of August 26, 2014 among the Registrant, Gary A. Beagell, Linda Beagell, Steve Barkwell and Gary’s U-Pull It, Inc.

10.39†

First Amendment dated as of February 26, 2015, to Combination Agreement dated as of August 14, 2014 among the Registrant, Brian Shell, Jason Finley, Adam Mervis, Mervis 2006, LLC, Michael Stanley and Green Oak Investments LLC dba GO Auto Recycling.

10.40†	First Amendment dated as of March 4, 2015, to Combination Agreement dated as of August 27, 2014 among the Registrant, Bonita Beagell, Cynthia Howard, Gregory Beagell, Randy Howard, Michael Colsten, Leatrice Colsten, Darcy Beagell, Jessica Phillips and Horseheads Automotive Recycling, Inc.

10.41†	First Amendment dated as of March 13, 2015, to Combination Agreement dated as of September 30, 2014 among the Registrant, Larry Brown, Stephen Brown and Jerry Brown, Ltd.

10.42†	First Amendment dated as of February 26, 2015, to Combination Agreement dated as of August 18, 2014 among the Registrant, John J. Brennan and Leesville Auto Wreckers, Inc.

10.43†

First Amendment dated as of February 26, 2015, to Combination Agreement dated as of September 24, 2014 among the Registrant, David A. Gold, Kenneth L. Gold, Goldy Metals Incorporated, Goldy Metals Holdings Inc. and Standard Auto Wreckers Inc.

10.44†	First Amendment dated as of February 26, 2015, to Amended and Restated Combination Agreement dated as of November 10, 2014 among the Registrant, Fenix Parts Canada, Inc., David A. Gold, Kenneth L. Gold, Goldy Metals Incorporated, End of Life Vehicles Inc., Goldy Metals (Ottawa) Incorporated and 2434861 Ontario Inc.

10.45†	Lease Agreement dated March 1, 2015 between W&D Leasing, LLC and Don’s Automotive Mall, Inc. for the Registrant’s transfer hub located at 650 Conklin Road, Conklin, New York.

10.46†	Sublease dated April 22, 2015 between Bio-Medical Applications of Illinois, Inc. and the Registrant for the Registrant’s office located at One Westbrook Corporate Center, Westchester, Illinois.

10.47†	Form of Escrow Agreement among Fenix Parts Canada, Inc., Goldy Metals Incorporated and CST Trust Company (See Exhibit B to Exhibit 10.16.)

23.1†	Consent of BDO USA, LLP.

23.2	Consent of Johnson and Colmar (contained in Exhibit 5.1).

24.1†	Power of Attorney (included on the signature page hereto).

99.1†	Consent of Nominee for Director (Beagell).

99.2†	Consent of Nominee for Director (Dayton).

99.3†	Consent of Nominee for Director (Kogler).

99.4†	Consent of Nominee for Director (O’Brien).

99.5†	Consent of Nominee for Director (ten Brink).

*	To be filed by amendment.

#	Management contract or compensatory plan or arrangement.

†	Previously filed

(b)         Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (“SEC”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)         For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)         For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westchester, State of Illinois, on the 7th day of May 2015.

FENIX PARTS, INC.

By:	/s/ W. Kent Robertson
W. Kent Robertson President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ W. Kent Robertson W. Kent Robertson	President, Chief Executive Officer and Director (principal executive officer)	May 7, 2015

/s/ Scott Pettit Scott Pettit	Chief Financial Officer (principal financial and accounting officer)	May 7, 2015

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.

3.1†	Certificate of Incorporation of the Registrant.

3.2†	Amended and Restated Certificate of Incorporation of the Registrant.

3.3†	Bylaws of the Registrant.

3.4†	Proposed Amended and Restated Bylaws of the Registrant.

4.1	Form of the Registrant’s Common Stock Certificate.

4.2†	Certificate of Incorporation of Fenix Parts Canada, Inc.

4.3†	Form of Registration Rights Agreement among the stockholders of each US Founding Company (other than Standard Auto Wreckers, Inc.) and the Registrant.

4.4†	Form of Registration Rights Agreement among the Registrant, Goldy Metals Incorporated and Goldy Metals (Ottawa) Incorporated.

4.5	Registration Rights Agreement among the Registrant and the persons named therein.

5.1	Opinion of Johnson and Colmar.

10.1#†	Form of Indemnification Agreement between the Registrant and each of its directors and officers.

10.2#†	2014 Incentive Stock Plan.

10.3#†	Form of Option Agreement.

10.4#†	Offer Letter and noncompetition agreement dated November 3, 2014 with W. Kent Robertson, Chief Executive Officer of the Registrant.

10.5#†	Offer Letter and noncompetition agreement dated November 3, 2014 with Scott Pettit, Chief Financial Officer of the Registrant.

10.6#†	Form of Employment Agreement between Fenix Parts Canada, Inc., a subsidiary of the Registrant and David Gold, Executive Vice President of the Registrant. (See Exhibit C to Exhibit 10.16.)

10.7#†	Form of employment side letter dated between the Registrant and David Gold.

10.8†	Combination Agreement dated as of August 27, 2014 among the Registrant, Donald Beagell, Jr., Cynthia Howard, Gregory Beagell, Michael Colsten and Don’s Automotive Mall, Inc.

10.9†	Combination Agreement dated as of August 11, 2014 among the Registrant, Mark Eiss, John Eiss, Timothy Eiss and Eiss Brothers, Inc.

10.10†	Combination Agreement dated as of August 26, 2014 among the Registrant, Gary A. Beagell, Linda Beagell, Steve Barkwell and Gary’s U-Pull It, Inc.

10.11†	Combination Agreement dated as of August 14, 2014 among the Registrant, Brian Shell, Jason Finley, Adam Mervis, Mervis 2006, LLC, Michael Stanley and Green Oak Investments LLC dba GO Auto Recycling.

10.12†	Combination Agreement dated as of August 27, 2014 among the Registrant, Bonita Beagell, Cynthia Howard, Gregory Beagell, Randy Howard, Michael Colsten, Leatrice Colsten, Darcy Beagell, Jessica Phillips and Horseheads Automotive Recycling, Inc.

10.13†	Combination Agreement dated as of September 30, 2014 among the Registrant, Larry Brown, Stephen Brown and Jerry Brown, Ltd.

10.14†	Combination Agreement dated as of August 18, 2014 among the Registrant, John J. Brennan and Leesville Auto Wreckers, Inc.

10.15†	Combination Agreement dated as of September 24, 2014 among the Registrant, David A. Gold, Kenneth L. Gold, Goldy Metals Incorporated, Goldy Metals Holdings Inc. and Standard Auto Wreckers, Inc.

10.16†	Amended and Restated Combination Agreement dated as of November 10, 2014 among the Registrant, Fenix Parts Canada, Inc., David A. Gold, Kenneth L. Gold, Goldy Metals Incorporated, End of Life Vehicles Inc., Goldy Metals (Ottawa) Incorporated and 2434861 Ontario Inc.

10.17†	Form of Exchange Agreement between the Registrant and Fenix Parts Canada, Inc. (See Exhibit I to Exhibit 10.16.)

10.18†	Form of Voting and Exchange Trust Agreement among the Registrant, Fenix Parts Canada, Inc. and as Trustee. (See Exhibit A to Exhibit I to Exhibit 10.16.)

10.19†	Form of Lease Agreement between the Don’s Automotive Mall, Inc., a subsidiary of the Registrant, and D & B Holdings, LLC, for the Registrant’s facility located at 216 Colesville Road, Binghamton, New York. (See Exhibit I-1 to Exhibit 10.8.)

10.20†	Form of Lease Agreement between Gary’s U-Pull It, Inc., a subsidiary of the Registrant, and Beagell Properties, LLC for the Registrant’s facility located at 13 Barlow Road, Binghamton, New York. (See Exhibit G-2 to Exhibit 10.10.)

10.21†	Form of Lease Agreement between Green Oak Investments LLC dba GO Auto Recycling, a subsidiary of the Registrant, and New Kings LLC, 2014, for the Registrant’s facility located at 12270 New Kings Road, Jacksonville, Florida. (See Exhibit F to Exhibit 10.11.)

10.22†	Form of Lease Agreement between Fenix Parts Canada, Inc., a subsidiary of the Registrant, and Dalana Realty, Inc., for the Registrant’s facility located at 3800 Highland Avenue, Niagara Falls, New York. (See Exhibit A to Exhibit 10.15.)

10.23†	Form of Lease Agreement between Fenix Parts Canada, Inc., a subsidiary of the Registrant, and Goldy Metals (Ottawa) Incorporated, for the Registrant’s facility located at 5402 Old Richmond Road, Ottawa, Ontario. (See Exhibit H-2 to Exhibit 10.16.)

10.24†	Form of Lease Agreement between Fenix Parts Canada, Inc., a subsidiary of the Registrant, and Standard Auto Wreckers (Cornwall), Inc. for the Registrant’s facility located at 4345 Northfield Road, Ottawa (Cornwall), Ontario. (See Exhibit H-1 to Exhibit 10.16.)

10.25†	Form of Lease Agreement between Don’s Automotive Mall, Inc., a subsidiary of the Registrant, and BBHC, LLC, for the Registrant’s facility located at 1245 Sleepy Hollow Road, Pennsburg, Pennsylvania. (See Exhibit I-2 to Exhibit 10.8.)

10.26†	Form of Lease Agreement between Fenix Parts Canada, Inc., a subsidiary of the Registrant, and Standard Auto Wreckers (Port Hope) Inc., for the Registrant’s facility located at 260 Peter Street, Port Hope, Ontario. (See Exhibit H-4 to Exhibit 10.16).

10.27†	Form of Lease Agreement between Jerry Brown, Ltd., a subsidiary of the Registrant, and JBAP Properties, LLC, SBLB Properties, LLC and SBLB Properties II, LLC., for the Registrant’s facility located at 26 Lower Warren Street, Queensbury, New York. (See Exhibit G to Exhibit 10.13.)

10.28†	Form of Lease Agreement between the Registrant and Loki-Lot I, LLC, for the Registrant’s facility located at 391 E. Inman Avenue, Rahway, New Jersey. (See Exhibit G-2 to Exhibit 10.14.)

10.29†	Form of Lease Agreement between the Registrant and PPP Group, LLC, for the Registrant’s facility located at 63 Adele Street, Rahway, New Jersey. (See Exhibit G-4 to Exhibit 10.14.)

10.30†	Form of Lease Agreement between the Registrant and Loki-Lot II, LLC, for the Registrant’s facility located at 20 Leesville Avenue, Rahway (Avenel), New Jersey. (See Exhibit G-3 to Exhibit 10.14.)

10.31†	Form of Lease Agreement between the Registrant and Gin-Jac, Inc., for the Registrant’s facility located at 186 Leesville Avenue, Rahway (Avenel), New Jersey. (See Exhibit G-1 to Exhibit 10.14.)

10.32†	Form of Lease Agreement between Eiss Brothers, Inc., a subsidiary of the Registrant, and Mark Eiss, John Eiss and Tim Eiss, for the Registrant’s facility located at 28250 St. Rte. 37, Watertown, New York. (See Exhibit G to Exhibit 10.9.)

10.33†	Form of Lease Agreement between Gary’s U-Pull It, Inc., a subsidiary of the Registrant, and Beagell Properties, LLC, for the Registrant’s facility located at 230-246 Colesville Road, Binghamton, New York. (See Exhibit G-1 to Exhibit 10.10.)

10.34†	Form of Lease Agreement between Horseheads Automotive Recycling, Inc., a subsidiary of the Registrant, and Don’s Independent Salvage Company, LLC, for the Registrant’s facility located at 1592 Sears Road, Elmira, New York. (See Exhibit F to Exhibit 10.12.)

10.35†	Form of Lease Agreement between Fenix Parts Canada, Inc., a subsidiary of the Registrant, and Kenneth L. Gold and Goldy Metals Incorporated, for the Registrant’s facility located at 1216 Sewells Road, Scarborough, Ontario. (See Exhibit H-3 to Exhibit 10.16).

10.36†	First Amendment dated as of March 4, 2015, to Combination Agreement dated as of August 27, 2014 among the Registrant, Donald Beagell, Jr., Cynthia Howard, Gregory Beagell, Michael Colsten and Don’s Automotive Mall, Inc.

10.37†	First Amendment dated as of March 5, 2015, to Combination Agreement dated as of August 11, 2014 among the Registrant, Mark Eiss, John Eiss, Timothy Eiss and Eiss Brothers, Inc.

10.38†	First Amendment dated as of March 6, 2015, to Combination Agreement dated as of August 26, 2014 among the Registrant, Gary A. Beagell, Linda Beagell, Steve Barkwell and Gary’s U-Pull It, Inc.

10.39†	First Amendment dated as of February 26, 2015, to Combination Agreement dated as of August 14, 2014 among the Registrant, Brian Shell, Jason Finley, Adam Mervis, Mervis 2006, LLC, Michael Stanley and Green Oak Investments LLC dba GO Auto Recycling.

10.40†	First Amendment dated as of March 4, 2015, to Combination Agreement dated as of August 27, 2014 among the Registrant, Bonita Beagell, Cynthia Howard, Gregory Beagell, Randy Howard, Michael Colsten, Leatrice Colsten, Darcy Beagell, Jessica Phillips and Horseheads Automotive Recycling, Inc.

10.41†	First Amendment dated as of March 13, 2015, to Combination Agreement dated as of September 30, 2014 among the Registrant, Larry Brown, Stephen Brown and Jerry Brown, Ltd.

10.42†	First Amendment dated as of February 26, 2015, to Combination Agreement dated as of August 18, 2014 among the Registrant, John J. Brennan and Leesville Auto Wreckers, Inc.

10.43†	First Amendment dated as of February 26, 2015, to Combination Agreement dated as of September 24, 2014 among the Registrant, David A. Gold, Kenneth L. Gold, Goldy Metals Incorporated, Goldy Metals Holdings Inc. and Standard Auto Wreckers Inc.

10.44†	First Amendment dated as of February 26, 2015, to Amended and Restated Combination Agreement dated as of November 10, 2014 among the Registrant, Fenix Parts Canada, Inc., David A. Gold, Kenneth L. Gold, Goldy Metals Incorporated, End of Life Vehicles Inc., Goldy Metals (Ottawa) Incorporated and 2434861 Ontario Inc.

10.45†	Lease Agreement dated March 1, 2015 between W&D Leasing, LLC and Don’s Automotive Mall, Inc. for the Registrant’s transfer hub located at 650 Conklin Road, Conklin, New York.

10.46†	Sublease dated April 22, 2015 between Bio-Medical Applications of Illinois, Inc. and the Registrant for the Registrant’s office located at One Westbrook Corporate Center, Westchester, Illinois.

10.47†	Form of Escrow Agreement among Fenix Parts Canada, Inc., Goldy Metal Incorporated and CST Trust Company (See Exhibit B to Exhibit 10.16.)

23.1†	Consent of BDO USA, LLP.

23.2	Consent of Johnson and Colmar (contained in Exhibit 5.1).

24.1†	Power of Attorney (included on the signature page hereto).

99.1†	Consent of Nominee for Director (Beagell).

99.2†	Consent of Nominee for Director (Dayton).

99.3†	Consent of Nominee for Director (Kogler).

99.4†	Consent of Nominee for Director (O’Brien).

99.5†	Consent of Nominee for Director (ten Brink).

*	To be filed by amendment.

#	Management contract or compensatory plan or arrangement.

†	Previously filed